UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

The Navigators Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-15886	13-3138397
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 International Drive, Rye Brook, New York	10573
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 934-8999

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2010, Mr. Robert F. Wright notified The Navigators Group, Inc. (the “Company”) that he will retire from the Board of Directors of the Company (the “Board”) effective as of May 26, 2010, the date of the Company’s Annual Shareholder Meeting and the conclusion of Mr. Wright’s current term. Mr. Wright is the chairman of the Corporate Governance & Nominating Committee of the Board and has also served in the past as chairman of the Audit Committee. Mr. Wright has been a director of the Company since 1993. Mr. Wright has accepted the Company’s request to continue to provide advice to the Board and management as the Company’s first Director Emeritus.

In addition, on March 25, 2010, Terence N. Deeks, the Company’s Founder, notified the Company that he will retire from his active executive role as executive Chairman of the Board effective as of May 26, 2010, the date of the Company’s Annual Shareholder Meeting. Mr. Deeks will continue to serve on the Board as the non-executive Chairman.

A copy of the Company’s press release, dated March 29, 2010, announcing these Board changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated March 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Bruce J. Byrnes
Name: Bruce J. Byrne Title: Senior Vice President and General Counsel

Date: March 30, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated March 29, 2010.

4